SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	November 16, 2004 ----------------------

SAN DIEGO GAS & ELECTRIC COMPANY
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(Exact name of registrant as specified in its charter)

CALIFORNIA --------------------------------	1-3779 --------------------------------	95-1184800 --------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

8330 CENTURY PARK COURT, SAN DIEGO, CA ------------------------------------------------------------------	92123 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000 -------------------

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 8.01 Other Events

As previously reported, in November 2002 the California Public Utilities Commission (CPUC) instituted an investigation into the Southern California natural gas market and the price of natural gas delivered to the California - Arizona border between March 2000 and May 2001. San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company are the parties to the first phase of the investigation. If the CPUC were to determine that any party to the investigation contributed to the natural gas price spikes that occurred during the investigation period, the CPUC may modify the party's natural gas procurement incentive mechanism, reduce the amount of any shareholder award for the period involved, and/or order the party to issue a refund to ratepayers.

On November 16, 2004, the CPUC Administrative Law Judge assigned to the investigation issued a proposed decision for consideration by the full CPUC in the first phase of the investigation that does not include any adverse findings or make any adverse recommendations regarding SDG&E. The CPUC has the authority to adopt the proposed decision, as proposed or with modifications, or reject it and adopt a different outcome.

Also as previously reported, the CPUC may hold additional rounds of hearings to consider whether other companies, including other California utilities, contributed to the natural gas price spikes. No hearings have yet been scheduled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

San Diego Gas & Electric Company

Date: November 17, 2004	By: /s/ S.D. Davis -----------------------------------------
S.D. Davis Sr. Vice President-External Relations and Chief Financial Officer